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                                                                   Exhibit 23.3


                         Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in this Registration Statement (Amendment
No. 1 to Form S-4 No. 333-107059) and related Prospectus of Leucadia National Corporation for the registration of its 7% Senior Notes due 2013, of our report, dated February 28, 2003, with respect to the financial statements of Berkadia LLC for the year ended December 31, 2002, included in the Leucadia National Corporation 2002 Form 10-K, filed with the Securities and Exchange Commission.


                                                     /s/ Ernst & Young LLP



Phoenix, Arizona
November 14, 2003